UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 21, 2006
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)
Delaware

(State or other jurisdiction of
incorporation)

000-27577	16-1538028

(Commission File Number)	(IRS Employer Identification
Number)
135 Corporate Woods, Rochester, New York 14623
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Increase in Compensation of Ronald E. Salluzzo
On August 21, 2006, the Compensation Committee of the Board of Directors reviewed the compensation of Ronald E. Salluzzo, Executive Vice President, Chief Financial Officer, Treasurer, and Secretary of the Company, and approved an increase in Mr. Salluzzo’s base salary from $325,000 to $335,000.
Modifications to Fiscal 2006 Bonus Plan Calculation
On August 21, 2006, the Compensation Committee of the Board of Directors reviewed the operation of the Company’s Corporate Bonus Plan for the Company’s fiscal year completed June 30, 2006. The Corporate Bonus Plan as previously adopted provided for bonuses payable in accordance with a scale based upon achievement of targeted pre-tax profits. The Committee determined to exclude two charges to pre-tax profits that had not been contemplated when the Corporate Bonus Plan targets were established at the beginning of the fiscal year. As a result, participants will be eligible to receive 84% of their respective shares of the portion of the Corporate Bonus Plan pool based upon achievement of pre-tax profits, rather than the 60% that would have been paid without the adjustment.
Adoption of Fiscal 2007 Bonus Plans
On August 21, 2006, the Compensation Committee also approved a Corporate Bonus Plan and a Business Unit Bonus Plan for the Company’s fiscal year 2007. Certain executive officers and certain members of the corporate staff of the Company participate in the Corporate Bonus Plan. Other executive officers participate in the Business Unit Bonus Plan.
A bonus pool equal to specified percentages of the Company’s pre-tax profits at pre-established levels is established by the Corporate Bonus Plan. The bonus pool for achievement of target pre-tax profits is an aggregate of $1,100,000. The available pool will decrease with achievement of pre-tax profits at levels lower than target and increase with achievement of pre-tax profits at levels greater than target. Each participant in the Corporate Bonus Plan is allocated a specified percentage of the pool. The ability of certain individuals to receive their respective target allocated percentages of the pool is based upon the pre-tax profits of the Company. For other individuals with Support Services responsibility, the ability to receive their respective targeted allocated percentages of the pool is based 50% upon the pre-tax profits of the Company and 50% upon achievement of certain operations related objectives. In addition, a percentage of the pool is discretionary and may be allocated by the Chief Executive Officer to new hires or in other appropriate circumstances.
The Business Unit Bonus Plan provides participants with the opportunity to earn bonuses generally based 65% on profit of the applicable business unit, 25% based upon profitability of the larger unit of which the business unit is a part, and 10% discretionary. The Plan includes bonus modifiers based upon customer satisfaction scores of the applicable business unit and collaboration with other groups. An excess bonus is available based upon profit contribution and a discretionary pool, with thresholds based upon year over year profit growth, operating margin, and degree of difficulty of challenges facing the applicable unit.
By way of illustration, at the targeted pre-tax profit level and in the case of participants in the Business Unit Bonus Plan achievement of objectives, the target bonuses for the Company’s executive officers for fiscal year 2007 would be:

Gregory T. Novak	President and Chief Executive Officer	$250,000
Ronald E. Salluzzo	Executive Vice President, Chief
	Financial Officer, Treasurer, and
	Secretary	$150,000
Leonard R. Bayer	Executive Vice President, Chief
	Scientist, and Chief Technology Officer	$135,000
David B. Vaden	Executive Vice President, Chief	$100,000	*

	Operations Officer
Dennis K. Bhame	Executive Vice President, Human
	Resources	$60,000
Dee T. Allsop	President, U.S. Solutions Research
	Groups	$75,000	**
Arthur E. Coles	President, U.S. Industry Research Groups	$75,000	**
George H. Terhanian	President, Harris Interactive Europe
	and Global Internet Research	$75,000	**

*	Participant in Corporate Bonus Plan with bonus based 50% upon Company pre-tax profits and 50% based upon Support Services objectives

**	Participant in the Business Unit Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)
By:	/s/ Ronald E. Salluzzo
Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)

Dated: August 25, 2006